UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2016

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland (State or other jurisdiction of incorporation)	001-32336 000-54023 (Commission File Number)	26-0081711 20-2402955 (I.R.S. Employer Identification No.)
Four Embarcadero Center, Suite 3200 San Francisco, California (Address of principal executive offices)		94111 (Zip Code)
(415) 738-6500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 15, 2016, Digital Euro Finco, LLC, a wholly-owned indirect finance subsidiary of Digital Realty Trust, L.P., issued and sold €600 million aggregate principal amount of its 2.625% Guaranteed Notes due 2024, which we refer to as the Notes. The Notes are senior unsecured obligations of Digital Euro Finco, LLC and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. The Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. The terms of the Notes are governed by an indenture, dated as of April 15, 2016, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The indenture contains various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the indenture, the Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the indenture including the form of the Notes included therein.
Net proceeds from the offering were approximately €594.0 million after deducting managers’ discounts and estimated offering expenses. We intend to use the net proceeds from the offering of the Notes to temporarily repay borrowings under our global revolving credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 15, 2016, Digital Euro Finco, LLC, a wholly-owned indirect finance subsidiary of Digital Realty Trust, L.P., issued and sold €600 million aggregate principal amount of the Notes. The purchase price paid by the initial purchasers was 99.786% of the principal amount thereof. The Notes bear interest at 2.625% per annum. Interest is payable on April 15th of each year beginning on April 15, 2017 until the maturity date of April 15, 2024. The Notes are senior unsecured obligations of Digital Euro Finco, LLC and rank equally in right of payment with all of Digital Euro Finco, LLC’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Euro Finco, LLC’s obligations under the Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P.
The Notes are redeemable in whole at any time or in part from time to time, at Digital Euro Finco, LLC’s option, at a redemption price equal to the sum of:
•an amount equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and
•    a make-whole premium calculated in accordance with the terms of the indenture.

Notwithstanding the foregoing, if the Notes are redeemed on or after 60 days prior to the maturity date, the redemption price will not include a make-whole premium.
All payments of principal and interest on the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Euro Finco, LLC will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such Notes to be then due and payable.
If, due to certain changes in tax law, Digital Euro Finco, LLC has or will become obligated to pay additional amounts on the Notes or if there is a substantial probability that Digital Euro Finco, LLC will become obligated to pay additional amounts on the Notes, then Digital Euro Finco, LLC may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption.
Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:
•    a default for 30 days in payment of any installment of interest under the Notes;
•    a default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;
•    Digital Euro Finco, LLC’s, Digital Realty Trust, Inc.’s, or Digital Realty Trust, L.P.’s failure to comply with any of their respective other agreements in the Notes or the indenture upon receipt by Digital Euro Finco, LLC, Digital Realty Trust, Inc., or Digital Realty Trust, L.P. of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and Digital Euro Finco, LLC’s, Digital Realty Trust, Inc.’s, or Digital Realty Trust, L.P.’s failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;
•    failure to pay any indebtedness that is (a) of Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., any subsidiary in which Digital Realty Trust, L.P. has invested at least $75,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which Digital Realty Trust, L.P. is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Euro Finco, LLC from the trustee (or to

Digital Euro Finco, LLC and the trustee from holders of at least 25% in principal amount of the outstanding Notes); or
•    certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P. or any Significant Subsidiary or any substantial part of their respective property.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of April 15, 2016, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 2.625% Guaranteed Notes due 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Date: April 18, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated as of April 15, 2016, among Digital Euro Finco, LLC, Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 2.625% Guaranteed Notes due 2024.